Exhibit 99.1

DRIL-QUIP, INC. ANNOUNCES FIRST QUARTER 2024 RESULTS

HOUSTON, May 2, 2024 — Dril-Quip, Inc. (NYSE: DRQ), (the “Company” or “Dril-Quip”), a developer, manufacturer and provider of highly engineered equipment, service, and innovative technologies for use in the energy industry, today reported operational and financial results for the three months ended March 31, 2024.

First Quarter Highlights

•
Revenue of $110.3 million decreased 12.7% sequentially and increased 21.4% year-over-year
•
Net Subsea Product Bookings of $41.1 million
•
Net Loss of $20.0 million decreased $21.8 million sequentially and $22.3 million year-over-year
•
Adjusted EBITDA of $10.2 million decreased $6.4 million sequentially and increased $1.3 million year-over-year
•
Gross Margin of 28.9 % increased 147 basis points sequentially and 99 basis points year-over-year
•
Delivered first Great North wellheads internationally to a project in North Africa
•
First installation of our SS-15® RLDe Rigid Lockdown Subsea Wellhead System for an offshore project in Australia
•
Maintained our MSCI ESG rating of an “A” for the year
•
Announced strategic combination with Innovex Downhole Solutions Inc. (“Innovex”) to create a leading industrial energy platform

Operational and Financial Results

Revenue, Cost of Sales and Gross Operating Margin

Consolidated revenue for the first quarter of 2024 was $110.3 million, down $16.0 million from the fourth quarter of 2023 and up $19.4 million compared to the first quarter of 2023. The decrease in revenue sequentially was primarily driven by lower Subsea Product connector and surface equipment sales and a delayed Subsea Service project in Europe. The increase compared to the first quarter of 2023 was driven by the addition of Great North, which contributed $25.1 million in the quarter, partially offset by lower Subsea Product sales.

Cost of sales for the first quarter of 2024 was $78.4 million, a decrease of $13.3 million sequentially and an increase of $12.9 million year-over year. Gross operating margin for the first quarter of 2024 was 28.9%, up from 27.4% for the fourth quarter of 2023 and 27.9%

year-over-year. Gross margins increased both sequentially and year-over-year, driven by favorable product mix within Subsea Products and Well Construction.

Selling, General, Administrative, and Engineering & Other Expenses

Selling, general and administrative (“SG&A”) expenses for the first quarter of 2024 were $30.0 million, an increase of $0.2 million compared to the fourth quarter of 2023 and an increase of $7.4 million year-over-year. SG&A increased sequentially primarily due to higher personnel related expense and professional services. SG&A increased year-over-year primarily due the addition of Great North expenses and higher personnel related costs.

Engineering and product development expenses were $3.7 million for the first quarter of 2024, an increase of $0.8 million from the fourth quarter of 2023 and an increase of $0.3 million year-over-year. The sequential and year-over-year increase is attributed to increased testing and qualifications related to specific international customer requirements.

During the quarter, the Company recognized $19.0 million of expense related to the previously announced merger with Innovex.

Net Income, Adjusted EBITDA and Free Cash Flow

For the first quarter of 2024, the Company reported net loss of $20.0 million, or a loss of $0.58 per share. This compares to net income of $1.8 million, or $0.05 per share, for the fourth quarter of 2023 and a net income of $2.3 million, or $0.07 per share, in the prior year period.

Adjusted EBITDA totaled $10.2 million for the first quarter of 2024, a decrease of $6.4 million sequentially, and an increase of $1.3 million from one year ago.

Cash used in operations was $4.1 million for the first quarter of 2024, a decrease of $30.2 million sequentially and an increase of $48.8 million compared to first quarter of 2023. Free cash flow was a use of $8.9 million for the first quarter of 2024, a decrease of $23.4 million sequentially and an improvement of $49.5 million compared to the first quarter of 2023.

Capital expenditures in the first quarter of 2024 were $4.8 million, the majority of which were related to investments in manufacturing equipment and rental tools bound for work already secured.

Outlook

Due to the pending merger with Innovex, the Company has suspended providing earnings guidance updates. Accordingly, investors are cautioned not to rely on historical forward-looking statements as those forward-looking statements were the estimates of management only as of the date provided and were subject to the specific risks and uncertainties that accompanied such forward-looking statements.

Conference Call

Due to the pending merger with Innovex, Dril-Quip will not host a conference call or webcast to discuss its first quarter 2024 results.

About Dril-Quip

Dril-Quip is a developer, manufacturer and provider of highly engineered equipment, service and innovative technologies for use in the energy industry.

Investors should note that Dril-Quip announces material financial information in Securities and Exchange Commission (“SEC”) filings, press releases and public conference calls. Dril-Quip may use the Investors section of its website (www.dril-quip.com) to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. Information on Dril-Quip’s website is not part of this release.

Forward-Looking Statements

Statements contained herein relating to future operations and financial results that are forward-looking statements, including those related to market conditions, benefits of the recently completed acquisition of Great North, anticipated project bookings, anticipated timing of delivery of new orders, anticipated revenues, costs, cost synergies and savings, possible acquisitions, new product offerings and related revenues, share repurchases and expectations regarding operating results, are based upon certain assumptions and analyses made by the management of the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors. These statements are subject to risks beyond the Company’s control, including, but not limited to, risks related to the pending merger with Innovex, including uncertainty as to whether the conditions to closing the mergers will be satisfied or whether the mergers will be completed, the risk that a regulatory approval, consent or authorization that may be required for the transaction is not obtained in a timely manner or at all, or is obtained subject to conditions that are not anticipated, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the impact of actions taken by the Organization of Petroleum Exporting Countries and the expanded alliance (OPEC+) with respect to their production levels and the effects thereof, risks related to the recently completed acquisition, including the risk that the benefits of the Great North acquisition may not be fully realized or may take longer to realize than expected, that we will fail to successfully integrate the properties and assets into our business and that management attention will be diverted to integration-related issues, the impact of general economic conditions, including inflationary pressures and interest rates, a general economic slowdown or recession or instability in financial institutions, on economic activity and on our operations, the general volatility of oil and natural gas prices and cyclicality of the oil and gas industry, declines in investor and lender sentiment with respect to, and new capital investments in, the oil and gas industry, project terminations, suspensions or scope adjustments to contracts, uncertainties regarding the effects of new governmental regulations, the Company’s international operations, operating risks, the impact of our customers and the global energy sector shifting some of their asset allocation from fossil-fuel production to renewable energy resources, and other factors detailed in the Company’s public filings with the SEC. Investors are cautioned that any such statements are not guarantees of future performance and actual outcomes may vary materially from those indicated.

Important Information for Stockholders

In connection with the proposed merger of the Company and Innovex, the Company has filed with the SEC a registration statement on Form S-4 (the “Registration Statement”) that included a proxy statement/prospectus (the “Proxy Statement/Prospectus”). The information in the Registration Statement is not complete and may be changed. The Company has filed other relevant documents with the SEC regarding the proposed merger. This document is not a substitute for the Proxy Statement/Prospectus or Registration Statement or any other document that the Company has filed with the SEC. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED BY THE COMPANY WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Such stockholders can obtain free copies of the Registration Statement and Proxy Statement/Prospectus and other documents containing important information about the Company, Innovex and the proposed merger, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Additional information is available on the Company’s website, www.dril-quip.com.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed merger. Information about the Company’s directors and executive officers including a description of their interests in the Company is included in the Company’s most recent Annual Report on Form 10-K, including any information incorporated therein by reference, as filed with the SEC. Additional information regarding these persons and their interests in the proposed merger is included in the Proxy Statement/Prospectus relating to the proposed merger filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Innovex and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company stockholders in connection with the proposed merger. A list of the names of such directors and executive officers and information regarding their interests in the proposed merger is included in the Proxy Statement/Prospectus relating to the proposed merger filed with the SEC.

Non-GAAP Financial Information

Adjusted Net Income (Loss), Adjusted Diluted EPS, Free Cash Flow and Adjusted EBITDA are non-GAAP measures.

Adjusted Net Income (Loss) and Adjusted Diluted EPS are defined as net income (loss) and earnings per share, respectively, excluding the impact of foreign currency gains or losses as well as other significant non-cash items and certain charges and credits.

Free Cash Flow is defined as net cash provided by operating activities less cash used in the purchase of property, plant and equipment.

Adjusted EBITDA is defined as net income excluding income taxes, interest income and expense, depreciation and amortization expense, stock-based compensation, non-cash gains or losses from foreign currency exchange rate changes as well as other significant non-cash items and other adjustments for certain charges and credits.

The Company believes that these non-GAAP measures enable it to evaluate and compare more effectively the results of our operations period over period and identify operating trends by removing the effect of its capital structure from its operating structure. In addition, the Company believes that these measures are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance, ability to pursue and service possible debt opportunities and make future capital expenditures. Adjusted Net Income (Loss), Adjusted EBITDA and Free Cash Flow do not represent funds available for our discretionary use and are not intended to represent or to be used as a substitute for net income or net cash provided by operating activities, as measured under U.S. generally accepted accounting principles (“GAAP”).

See “Unaudited Non-GAAP Financial Measures” below for additional information concerning non-GAAP financial information, including a reconciliation of the non-GAAP financial information presented in this press release to the most directly comparable financial information presented in accordance with GAAP. Non-GAAP financial information supplements and should be read together with, and is not an alternative or substitute for, the Company’s financial results reported in accordance with GAAP. Because non-GAAP financial information is not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures.

Investor Relations Contact

Erin Fazio, Director of Corporate Finance

Erin_Fazio@dril-quip.com

	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
	(In thousands, except per share data)
Revenues:
Products	$64,562	$78,344	$59,246
Services	30,187	33,452	21,281
Leasing	15,548	14,548	10,338
Total revenues	110,297	126,344	90,865
Costs and expenses:
Cost of sales	78,419	91,687	65,502
Selling, general and administrative	29,991	29,825	22,585
Engineering and product development	3,738	2,987	3,399
Restructuring and other charges	-	(130)	1,718
Gain on sale of property, plant and equipment	(200)	(342)	(6,647)
Acquisition costs	19,046	(41)	-
Change in fair value of earn-out liability	-	(2,282)	-
Foreign currency transaction loss (gain)	(1,895)	83	1,120
Total costs and expenses	129,099	121,787	87,677
Operating income (loss)	(18,802)	4,557	3,188
Interest income, net	(2,196)	(1,150)	(2,747)
Income tax provision (benefit)	3,378	3,863	3,624
Net income (loss)	$(19,984)	$1,844	$2,311
Net income (loss) per share
Basic	$(0.58)	$0.05	$0.07
Diluted	$(0.58)	$0.05	$0.07
Depreciation and amortization	$8,432	$8,487	$6,889
Capital expenditures	$4,757	$11,585	$5,424
Weighted Average Shares Outstanding
Basic	34,417	34,306	34,128
Diluted	34,417	34,539	34,489

	March 31, 2024	December 31, 2023
	(In thousands)
Assets:
Cash, cash equivalents, and restricted cash	$202,300	$191,400
Short-term investments	4,016	25,908
Other current assets	508,829	502,409
PP&E, net	215,264	217,631
Other assets	90,618	90,833
Total assets	$1,021,027	$1,028,181
Liabilities and Equity:
Current liabilities	$133,556	$117,703
Deferred income taxes	10,330	10,564
Other long-term liabilities	19,778	18,654
Total liabilities	163,664	146,921
Total stockholders equity	857,363	881,260
Total liabilities and equity	$1,021,027	$1,028,181

Adjusted Net Income (Loss) and Diluted EPS:	Three months ended
	March 31, 2024		December 31, 2023		March 31, 2023
	Effect on net income (loss) (after-tax)	Impact on diluted earnings (loss) per share	Effect on net income (loss) (after-tax)	Impact on diluted earnings (loss) per share	Effect on net income (loss) (after-tax)	Impact on diluted earnings (loss) per share
	(In thousands, except per share amounts)
Net income (loss)	$(19,984)	$(0.58)	$1,844	$0.05	$2,311	$0.07
Adjustments (after tax):
Foreign currency transaction loss	(1,497)	(0.04)	66	-	885	0.03
Restructuring and other charges	-	-	(103)	-	1,357	0.04
Gain on sale of property, plant and equipment	(158)	-	(270)	(0.01)	(5,251)	(0.15)
Adjusted net income (loss)	$(21,639)	$(0.62)	$1,537	$0.04	$(698)	$(0.01)

Adjusted EBITDA:	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
	(In thousands)
Net income (loss)	$(19,984)	$1,844	2,311
Add:
Interest income, net	(2,196)	(1,150)	(2,747)
Income tax provision (benefit)	3,379	3,863	3,624
Depreciation and amortization expense	8,432	8,487	6,889
Restructuring and other charges	-	(130)	1,718
Acquisition costs	19,046	(41)	-
Change in fair value of earn-out liability	-	(2,282)	-
Gain on sale of property, plant and equipment	(200)	(342)	(6,647)
Foreign currency transaction loss	(1,895)	83	1,120
Stock compensation expense	2,788	3,173	2,577
Other	805	3,041	-
Adjusted EBITDA	$10,175	$16,546	$8,845

Free Cash Flow:	Three months ended
	March 31, 2024	December 31, 2023	March 31, 2023
	(In thousands)
Net cash provided by (used in) operating activities	$(4,104)	$26,131	$(52,920)
Less:
Purchase of property, plant and equipment	(4,757)	(11,585)	(5,424)
Free cash flow	$(8,861)	$14,546	$(58,344)